UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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[   ] Preliminary Proxy Statement

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[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

INTELGENX TECHNOLOGIES CORP.

  (Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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1

SUPPLEMENT DATED APRIL 30, 2019

TO THE PROXY STATEMENT DATED MARCH 22, 2019

FOR THE

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2019

The following information is related to the IntelGenx Technologies Corp. (the "Company") 2019 Annual Meeting of Shareholders (the "Meeting") and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2019 (the "Proxy Statement").

In our Proxy Statement on page 5 we stated that approval of proposal 1 (election of directors) requires the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting. However, in accordance with the Company's bylaws and the Delaware General Corporation Law, directors will be elected by a plurality of the votes cast at the Meeting.

The Proxy Statement, under question 6 of the section entitled "Questions and Answers about the Meeting and Voting", and the proxy card already noted that directors would be elected by a plurality of the votes cast at the Meeting.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

From and after the date of this supplement, all references to the "Proxy Statement" are to the Proxy Statement as supplemented hereby.